EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

 MANNING ELLIOTT, LLP

Chartered Accountants
11th floor, 1050 West Pender Street
Vancouver, BC, Canada, V6E3S7

November 7, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated April 14, 2011, which is included in the annual report on Form 10-K of Agent155 Media Corp. (formerly Freshwater Technologies, Inc.) for the year ended December 31, 2010, in the Company’s Registration Statement on Form S-8 pertaining to the “2011 Supplemental Employee Benefit Plan”.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 7, 2011